EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 25, 2005, except for Note 13, which is as of November 10, 2005 relating to the consolidated financial statements of SunPower Corporation, which appear in SunPower Corporation’s Registration Statement on Form S-1 (No. 333-127854), filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

San Jose, California

December 14, 2005